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                                                                 EXHIBIT 10.18.1

                               AMENDMENT NO. 1 TO
                         VANS, INC. EMPLOYMENT AGREEMENT

         THIS AMENDMENT NO. 1 TO VANS, INC. EMPLOYMENT AGREEMENT (the "Amendment") is hereby entered into by and between Vans, Inc., a Delaware corporation ("Vans"), and Walter E. Schoenfeld ("Employee") as of May 5, 2003, with reference to the following facts:

                  A. Vans and Employee are parties to an Employment Agreement dated as of June 1, 2002 (the "Employment Agreement"); and

                  B. On May 5, 2003, the Compensation Committee of the Board of Directors of Vans: (i) approved a proposal to extend the term of the Employment Agreement and provide certain retirement benefits to Employee for the remainder of his life, and (ii) authorized and directed the officers of the Company to execute and deliver an amendment to the Employment Agreement regarding the same.

         NOW, THEREFORE, the parties hereto agree as follows:

                  1.       Amendments to the Employment Agreement.

                           1.1      Section 2 Term of Employment. The term of
the Agreement is hereby extended to December 31, 2004.

                           1.2      Section 10 Benefits. The following is hereby
added to the end of Section 10 of the Agreement:

                           "Notwithstanding the expiration of this Agreement,
the Company shall pay: (i) the premiums for the health plans of which Employee is a member and all health-related expenses which are not covered by such plans; and (ii) the reasonable rental expense for an office for Employee in Seattle, Washington, each for the remainder of his life (the "Post-Expiration Benefits"); provided that, the aggregate amount payable for the Post-Expiration Benefits shall not exceed $40,000.00 per year, adjusted for changes in the Consumer Price Index."

                           2. No Further Amendments. Except as specifically
provided in this Amendment, the Employment Agreement shall remain unmodified and in full force and effect.

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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of May 5, 2003.

VANS:                                        EMPLOYEE:

Vans, Inc., a Delaware corporation

By: /s/ Craig Gosselin                       /s/ Walter E. Schoenfeld
    _______________________________              _______________________________
                                                 Walter E. Schoenfeld

Title: Senior Vice President
       ____________________________